                                                                       EXHIBIT 5


                                   AGREEMENT

          AGREEMENT made February 8, 1996 (this "Agreement"), by and between Tracinda Corporation, a Nevada corporation ("Tracinda"), and Lee A. Iacocca ("Iacocca").

          WHEREAS, the parties to this Agreement have previously entered into a Consulting Agreement dated May 9, 1995 (the "Consulting Agreement"), a Value Sharing Agreement dated as of June 24, 1995 (the "Value Sharing Agreement"), and an Agreement dated November 3, 1995, which amends certain provisions of the Value Sharing Agreement and the Consulting Agreement (the "Amendment"); and

          WHEREAS, Tracinda, Kirk Kerkorian ("Kerkorian") and Iacocca are today entering into a Litigation Settlement Agreement (the "Settlement") with Chrysler Corporation (the "Company") and Tracinda and Kerkorian are entering into certain other agreements with the Company, which contemplate, among other things, that this Agreement will be executed and delivered prior to or concurrently with the execution and delivery of such other agreements;

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  Payment to Iacocca.  Concurrently with the execution and delivery
              ------------------
of this Agreement, Tracinda is making certain payments to Iacocca, as provided in Section 1 of the Settlement, by wire transfer of immediately available funds. Iacocca agrees that, except for the obligation of Tracinda to reimburse Iacocca for certain legal fees and expenses under Section 1 of the Settlement, which shall remain in full force and effect, such payment discharges in full all obligations of Tracinda and Kerkorian to Iacocca under any agreements, arrangements or understandings, written or oral, between Tracinda and/or Kerkorian, on the one hand, and Iacocca, on the other hand, including, without limitation, the Consulting Agreement, the Value Sharing Agreement and the Amendment.

          2.  Termination of Agreements.  Each of the parties hereto agrees
              -------------------------
that, except for this Agreement and the releases contemplated hereby and the Settlement, all agreements, arrangements and understandings, written or oral, between Tracinda and/or Kerkorian, on the one hand, and Iacocca, on the other hand, including, without limitation, the Consulting Agreement, the Value Sharing Agreement and the Amendment, are hereby terminated and of no further force or effect, and none of Tracinda, Kerkorian and Iacocca shall have any further liability or obligation under or with respect to any such agreement, arrangement or understanding.

          3.  Withdrawal from 13D Group.  Iacocca hereby irrevocably withdraws
              -------------------------
from the Schedule 13D "group" previously formed with Tracinda, Kerkorian and Alfred Boyer with respect to the securities of the Company.

          4.  Releases.  Concurrently with the execution and delivery of this
              --------
Agreement, Tracinda and Iacocca are executing mutual releases in the forms of Exhibit A and Exhibit B, respectively.

          5.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of Nevada, without giving effect to conflict of laws principles, except that, to the extent that this Agreement refers to obligations under the Settlement, such obligations are governed by the provisions of the Settlement.

          6.  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7.  Entire Agreement.  The terms and provisions of this Agreement,
              ----------------
including the Exhibits hereto, and the Settlement constitute the entire agreement between the parties hereto and shall supersede all previous communications, representations or agreements, either verbal or written, between the parties hereto with respect to this subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                        TRACINDA CORPORATION

                                        By:
                                           -----------------------


                                        --------------------------
                                               Lee A. Iacocca

                                                                       EXHIBIT A
                                    RELEASE
                                    -------

          Tracinda Corporation, a Nevada corporation with its principal place of business at 4835 Koval Lane, Las Vegas, Nevada, on behalf of itself and its executors, administrators, officers, directors, shareholders, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Lee A. Iacocca, his executors, administrators, affiliates, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996.

                                       TRACINDA CORPORATION



                                       ------------------------------
                                       By:
                                       Title:

STATE OF              )
                      ) .ss.:
COUNTY OF             )


          On the 8th day of February, 1996, before me personally came Jerome B. York, to me known, who, by me duly sworn, did depose and say that deponent is the Vice Chairman of Tracinda Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.

                                                --------------------------------
                                                          Notary Public

                                                                       EXHIBIT B

                                    RELEASE
                                    -------

          Lee A. Iacocca, on behalf of himself and his executors, administrators, affiliates, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Tracinda Corporation, its executors, administrators, officers, directors, shareholders, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Litigation Settlement Agreement, executed by RELEASEE on February 8, 1996.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996.


                                             -----------------------------------
                                                        Lee A. Iacocca

STATE OF CALIFORNIA   )
                      ) .ss.:
COUNTY OF             )


          On the 8th day of February, 1996, before me personally came Lee Iacocca, to me known, who, by me duly sworn, did depose and say that he executed the foregoing Release in his own name and by his own hand, intending to be legally bound thereby.


                                                    ----------------------------
                                                           Notary Public